EXHIBIT 3.2 AMEND CERTIFICATE OF INCORPORATION

                                  STATE OF DELAWARE
                           OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "VOICENET, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF SEPTEMBER, A.D. 1996, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                             AUTHENTICATION: 8107961
                                 DATE: 09-18-96


2609818 8100
960268617


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


                                OF VOICENET, INC.




     The undersigned, being the President of Voicenet, Inc., a corporation organized and existing under and by virtue of the General Corporation of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

     FIRST: That Article 4 of the Certificate of Incorporation be and is hereby amended to read as follows:


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          4. The total  number of  shares of all  classes  of stock of which the
Corporation shall have authority to issue is 11,000,000 of which 10,000,000 shall be shares of Common Stock, par value $.01 per share, and 1,000,000 shall be shares of Preferred Stock, par value $.01 per share. The relative rights, preferences and limitations of the shares of capital stock shall be as follows:
COMMON STOCK. The Corporation's Common Stock shall be of one class. PREFERRED STOCK. The Corporation's Preferred Stock shall be of one class.

     SECOND: That a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That this amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, I have signed this certificate as of the 16th day of September, 1996.

                                    /s/ Frank Carr
                                    -----------------------------
                                    Frank Carr,
                                    Chief Executive Officer